VIEMED HEALTHCARE ANNOUNCES RECORD 2025 FINANCIAL RESULTS

Lafayette, Louisiana (March 4, 2026) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ: VMD), a national provider of technology-enabled, home-based healthcare solutions and chronic disease management, announced today that it has reported its financial results for the three months and year ended December 31, 2025, and issued its guidance for the full year ending December 31, 2026.

Fourth Quarter and Full Year Operational Highlights (all dollar amounts are USD):

•Net revenues for the quarter ended December 31, 2025 were a company record $76.2 million, an increase of $15.5 million, or 26%, over net revenues reported for the comparable quarter ended December 31, 2024. Total net revenues for the year ended December 31, 2025 were $270.3 million, an increase of $46.0 million, or 21%, over the year ended December 31, 2024, reflecting continued strong organic growth complemented by revenue contributions from our 2025 acquisition of Lehan's Medical Equipment.

•Net income attributable to Viemed for the quarter ended December 31, 2025 totaled $5.6 million, or $0.14 per diluted share, an increase of 31% over net income attributable to Viemed reported for the comparable quarter ended December 31, 2024. Net income attributable to Viemed for the year ended December 31, 2025 totaled $14.9 million, or $0.37 per diluted share, an increase of 33% over the year ended December 31, 2024, marking the Company's ninth consecutive year of positive net income.

•Adjusted EBITDA for the quarter and year ended December 31, 2025 totaled $18.2 million and a record $61.4 million, respectively.

•The Company continued to generate strong free cash flow while delivering robust growth. Net cash provided by operating activities for the year ended December 31, 2025 totaled $51.9 million compared with $39.1 million for the year ended December 31, 2024. Free cash flow for the year ended December 31, 2025 totaled $28.1 million compared with $11.6 million for the year ended December 31, 2024.

•The Company's ventilator patient count totaled 12,259 as of December 31, 2025, an increase of 4% over December 31, 2024.

•The Company increased its PAP therapy patient count to 34,528 as of December 31, 2025, an increase of 62% over December 31, 2024. The Company also increased its sleep resupply patient count to 36,561 as of December 31, 2025, an increase of 49% over December 31, 2024.

•As of December 31, 2025, the Company maintained a cash balance of $13.5 million, and an overall working capital balance of $7.4 million. Long-term debt totaled $11.3 million and the Company had $46 million available under existing credit facilities.

Full Year 2026 Guidance (all dollar amounts are USD):

The Company is providing the following financial guidance for the year ending December 31, 2026:

•Net revenue is expected to be in the range of $310 million to $320 million.

•Adjusted EBITDA is expected to be in the range of $65 million to $69 million.

•Net capital expenditures are expected to be in the range of 10% to 11.5% of net revenue.

See “Use of Non-GAAP Financial Information and Financial Guidance” below for further information about non-GAAP financial measures and non-GAAP financial guidance.

Casey Hoyt, Viemed’s Chief Executive Officer, commented, “Our 2025 performance reflects the continued strength of our technology-enabled home care model and the growing demand for high-quality chronic care management delivered in the home. We delivered strong double-digit organic growth by providing consistent, high-quality care that patients value and referral partners trust, driving deeper penetration across our markets. Leveraging our long-established nationwide payor network, we are expanding our maternal health offerings and extending our reach to serve more patients. With disciplined execution and platform-enhancing acquisitions, we enter 2026 with momentum and a clear focus on operational excellence, innovation, and long-term value creation.”

Todd Zehnder, Viemed’s Chief Operating Officer, added, “Our strong free cash flow generation and disciplined financial management continue to provide us with significant flexibility. Based on the strength of our balance sheet and our confidence in the durability of our cash flows, our Board has authorized a new share repurchase program for 2026. This authorization reflects our ongoing commitment to thoughtful capital allocation, allowing us to return capital to shareholders while continuing to invest in organic growth and strategic opportunities.”

Conference Call Details

The Company will host a conference call to discuss its fourth quarter and year end results, as well as its 2026 guidance, on Thursday, March 5, 2026 at 11:00 a.m. ET.

Interested parties may participate in the call by dialing:

877-407-6176 (US Toll-Free)
+1-201-689-8451 (International)

Live Audio Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=hp8iUwVS

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is a provider of home medical equipment and post-acute healthcare services in the United States, with a focus on respiratory, chronic care, and women’s health products and services. Viemed’s model emphasizes efficient, high-quality care delivered in the home through a combination of high-touch clinical support and technology-enabled services, including therapy, education, and counseling provided by our clinical practitioners. For more information, visit our website at www.viemed.com.

For further information, please contact:

Investor Relations
ir@viemed.com

Trae Fitzgerald
Chief Financial Officer
(337) 504-3802

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue and Adjusted EBITDA guidance for 2026 and capital allocation priorities, including share repurchases, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which we operate; significant capital requirements and operating risks that we may be subject to; our ability to implement business strategies and pursue business opportunities; volatility in the market price of our common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on our information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which we are exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by us; the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns; and the use of artificial intelligence technologies; as well as other general economic, market and business conditions; and other factors beyond our control; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

Use of Non-GAAP Financial Information and Financial Guidance

This press release includes references to financial measures that are calculated and presented using methodologies other than those in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and free cash flow. Any non-GAAP financial measures presented herein are intended to supplement, and not to be considered superior to or as a substitute for, the Company’s consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures exclude significant expense and income items required by GAAP, and are subject to inherent limitations, including the exercise of judgment by management regarding which items to exclude or include. Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the tables accompanying this release.

This press release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics: highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results. The Company’s financial guidance in this press release excludes the impact of potential future strategic acquisitions and any items that have not yet been identified or quantified. This guidance is subject to risks and uncertainties inherent in all forward-looking statements, as outlined above.

VIEMED HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)

	At December 31, 2025	At December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$13,501	$17,540
Accounts receivable, net	25,586	24,911
Inventory	5,047	4,320
Income tax receivable	227	—
Prepaid expenses and other assets	4,132	6,109
Total current assets	$48,493	$52,880
Long-term assets
Property and equipment, net	78,775	76,279
Finance lease right-of-use assets	—	50
Operating lease right-of-use assets	3,580	2,831
Equity investments	2,794	2,794
Deferred tax asset	5,289	8,398
Identifiable intangibles, net	1,285	848
Goodwill	58,938	32,989
Total long-term assets	$150,661	$124,189
TOTAL ASSETS	$199,154	$177,069

LIABILITIES
Current liabilities
Trade payables	$7,333	$5,322
Deferred revenue	7,520	6,694
Income taxes payable	—	3,883
Accrued liabilities	23,910	20,157
Finance lease liabilities, current portion	—	50
Operating lease liabilities, current portion	1,203	811
Current portion of long-term debt	1,090	409
Total current liabilities	$41,056	$37,326
Long-term liabilities
Accrued liabilities	922	846
Operating lease liabilities, less current portion	2,364	2,007
Long-term debt	11,291	3,589
Total long-term liabilities	$14,577	$6,442
TOTAL LIABILITIES	$55,633	$43,768

Commitments and Contingencies	—	—

SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 38,019,082 and 39,132,897 issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	16,912	23,365
Additional paid-in capital	21,742	18,337
Retained earnings	102,891	89,691
TOTAL VIEMED HEALTHCARE, INC.'S SHAREHOLDERS' EQUITY	$141,545	$131,393
Noncontrolling interest in subsidiary	1,976	1,908
TOTAL SHAREHOLDERS' EQUITY	143,521	133,301
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$199,154	$177,069

VIEMED HEALTHCARE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$76,181	$60,695	$270,280	$224,257

Cost of revenue	32,078	24,557	114,822	91,054

Gross profit	$44,103	$36,138	$155,458	$133,203

Operating expenses
Selling, general and administrative	32,219	28,211	121,366	106,199
Research and development	598	803	3,017	3,068
Stock-based compensation	2,300	1,521	9,132	6,285
Depreciation and amortization	387	343	1,485	1,483
Loss (gain) on disposal of property and equipment	289	(1,104)	(2,239)	(1,905)
Other expense (income), net	(61)	(88)	(252)	173
Income from operations	$8,371	$6,452	$22,949	$17,900

Non-operating income and expenses
Income (loss) from investments	—	—	—	(954)
Interest expense, net	(364)	(147)	(1,182)	(776)

Net income before taxes	8,007	6,305	21,767	16,170
Provision for income taxes	2,191	1,881	6,391	4,761
Net income	$5,816	$4,424	$15,376	$11,409
Net income attributable to noncontrolling interest	177	108	442	144
Net income attributable to Viemed Healthcare, Inc.	$5,639	$4,316	$14,934	$11,265

Net income per share
Basic	$0.15	$0.11	$0.38	$0.29
Diluted	$0.14	$0.10	$0.37	$0.28

Weighted average number of common shares outstanding:
Basic	38,018,546	39,027,522	38,895,228	38,754,893
Diluted	40,156,552	41,522,457	40,823,823	40,805,085

VIEMED HEALTHCARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$15,376	$11,409
Adjustments for:
Depreciation and amortization	28,613	25,368
Stock-based compensation expense	9,132	6,285
Distributions of earnings received from equity method investments	—	147
Income from equity method investments	—	(261)
Loss (income) from debt investment	—	1,344
Loss (gain) on disposal of property and equipment	(2,239)	(1,905)
Amortization of deferred financing costs	228	187
Deferred income tax expense (benefit)	3,109	(3,840)
Changes in working capital:
Accounts receivable, net	1,158	(6,073)
Inventory	59	574
Prepaid expenses and other assets	(503)	544
Trade payables	479	359
Deferred revenue	359	364
Accrued liabilities	255	2,857
Income tax payable/receivable	(4,110)	1,730
Net cash provided by operating activities	$51,916	$39,089
Cash flows from investing activities
Purchase of property and equipment	(39,985)	(37,771)
Investment in equity investments	—	(1,000)
Cash paid for acquisitions, net of cash acquired	(26,332)	(2,999)
Proceeds from sale of debt security	—	750
Proceeds from sale of property and equipment	16,151	10,321
Net cash used in investing activities	$(50,166)	$(30,699)
Cash flows from financing activities
Proceeds from exercise of options	1,439	1,017
Proceeds from term notes	9,000	—
Principal payments on term notes	(730)	(1,071)
Proceeds from revolving credit facilities	13,000	3,000
Principal payments on revolving credit facilities	(13,000)	(5,000)
Payments for debt issuance costs	(115)	(192)
Shares redeemed to pay income tax	(1,734)	(1,069)
Shares repurchased under the share repurchase program	(13,225)	—
Repayments of finance lease liabilities	(50)	(338)
Distributions to non-controlling interest	(374)	(36)
Net cash used in financing activities	$(5,789)	$(3,689)
Net increase (decrease) in cash and cash equivalents	(4,039)	4,701
Cash and cash equivalents at beginning of year	17,540	12,839
Cash and cash equivalents at end of period	$13,501	$17,540
Supplemental disclosures of cash flow information
Cash paid during the period for interest	$874	$950
Cash paid during the period for income taxes, net of refunds	$7,390	$6,827
Supplemental disclosures of non-cash transactions
Equipment and other fixed asset purchases payable at end of period	$3,221	$2,179
Equipment sales receivable at end of period	$—	$2,844
Non-cash consideration received for sale of debt security	$—	$125

Reconciliation from GAAP Net Income to Non-GAAP Adjusted EBITDA

This press release refers to “Adjusted EBITDA”, which is a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. Adjusted EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. In calculating Adjusted EBITDA, certain items (mostly non-cash) are excluded from net income attributable to Viemed Healthcare, Inc., including depreciation and amortization of capitalized assets, net interest expense, stock based compensation, transaction costs, impairment of assets, and taxes.

The following unaudited table is a reconciliation of net income attributable to Viemed Healthcare, Inc., the most directly comparable GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

(Expressed in thousands of U.S. Dollars)

For the quarter ended	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net Income attributable to Viemed Healthcare, Inc.	$5,639	$3,513	$3,157	$2,625	$4,316	$3,878	$1,468	$1,603
Add back:
Depreciation & amortization	7,570	7,539	6,891	6,613	6,366	6,408	6,309	6,285
Interest expense, net	364	507	132	179	147	225	254	150
Stock-based compensation(a)	2,300	2,180	2,341	2,311	1,521	1,712	1,620	1,432
Transaction costs(b)	139	847	53	85	11	12	221	110
Impairment of assets(c)	—	—	—	—	—	125	2,173	—
Income tax expense	2,191	1,535	1,713	952	1,881	1,594	768	518
Adjusted EBITDA	$18,203	$16,121	$14,287	$12,765	$14,242	$13,954	$12,813	$10,098

For the year ended	December 31, 2025	December 31, 2024
Net Income attributable to Viemed Healthcare, Inc.	$14,934	$11,265
Add back:
Depreciation & amortization	28,613	25,368
Interest expense, net	1,182	776
Stock-based compensation(a)	9,132	6,285
Transaction costs(b)	1,124	354
Impairment of assets(c)	—	2,298
Income tax expense	6,391	4,761
Adjusted EBITDA	$61,376	$51,107

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.
(c) Represents impairments of the fair value of investment and litigation-related assets.

Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

This press release refers to “free cash flow” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by GAAP. Free cash flow is defined as net cash provided by operating activities less net capital expenditures (“Net CAPEX”). Net CAPEX is calculated as purchases of property and equipment minus proceeds from the sale of property and equipment. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies.

The Company presents free cash flow as a supplemental liquidity measure. Management believes free cash flow provides investors with useful insight into the Company’s ability to generate cash, fund growth initiatives, and return capital to shareholders.

The following unaudited table is a reconciliation of net cash provided by operating activities, the most directly comparable U.S. GAAP measure, to free cash flow on a historical basis for the periods indicated:

	Year Ended December 31,
(in thousands)	2025	2024
Net cash provided by operating activities	$51,916	$39,089
Less:
Purchase of property and equipment	(39,985)	(37,771)
Proceeds from sale of property & equipment	16,151	10,321
Net CAPEX	(23,834)	(27,450)
Free cash flow	$28,082	$11,639

The revenues from each major source are summarized in the following table:

	Year Ended December 31,
	2025	% of Total Revenue	2024	% of Total Revenue	$ Change	% Change
Net revenue from rentals
Ventilator rentals, non-invasive and invasive	$136,749	50.6%	$124,577	55.6%	$12,172	9.8%
Other home medical equipment rentals	58,386	21.6%	48,651	21.7%	9,735	20.0%
Net revenue from sales and services
Equipment and supply sales	50,254	18.6%	30,896	13.7%	19,358	62.7%
Service revenues	24,891	9.2%	20,133	9.0%	4,758	23.6%
Total net revenue	$270,280	100.0%	$224,257	100.0%	$46,023	20.5%